EXHIBIT 10.2

SECURITIES EXCHANGE AND COMMON STOCK

PURCHASE AGREEMENT

This Securities Exchange and Common Stock Purchase Agreement (this “Agreement”) is made and entered into effective as of the 25th day of July, 2017 (the “Effective Date”) by and between Freeze Tag, Inc., a Delaware corporation (the “Company”), and [Holder], an individual (the “Holder”). The Company and Holder shall each be referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company currently owes the Holder $[Principal Amount] in principal (the “Note Principal”) and $[Interest Amount] in interest (the “Note Interest”) under promissory notes dated December 31, 2013 (the “Notes”);

WHEREAS, the Holder desires to tender the Notes for cancellation, including having (i) the Note Principal owed to Holder by the Company exchanged for shares of the Company’s Common Stock, and (ii) the Note Interest waived and deemed fully satisfied, pursuant to the terms of this Agreement;

WHEREAS, the Company desires to issue the Holder shares of the Company’s Common Stock in exchange for the Holder tendering the Notes for cancellation;

WHEREAS, even though the Conversion Price of the Notes is currently at $0.00005 per share, the Holder agrees to accept the higher effective conversion price stated herein of $0.0002 per share, to help reduce dilution to the Company; and

WHEREAS, the Common Stock, or common stock, as referenced in this Agreement shall mean the common stock, $0.00001 par value per share, of the Company after giving effect to an estimated 1-for-100 reverse stock split scheduled to be effective on or around September 1, 2017.

NOW, THEREFORE, the Parties hereby agree as follows:

AGREEMENT

1. EXCHANGE OF SECURITIES:

a) On the Closing Date (as hereinafter defined), subject to the terms and conditions set forth in this Agreement, the Company agrees to issue [Share amount] shares of its common stock (post-reverse stock split referenced in Section 2 below) (the “Shares”) at a per-share purchase price of $0.02 per share, in exchange for the Holder agreeing to cancel the Notes, including the Note Principal being considered fully satisfied and the Note Interest being waived in its entirety. The Purchase Price will be paid by the Holder to the Company through a Notice of Debt Satisfaction in the form attached hereto as Exhibit A, evidencing the satisfaction of the Note Principal in exchange for the Shares and stating that the Holder is forever waiving the Note Interest.

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2. CLOSING AND DELIVERY:

a) Upon the terms and subject to the conditions set forth herein, the consummation of the exchange of the Principal Amount under the Notes for the Shares (the “Closing”) shall occur automatically upon the Company completing an estimated 1-for-100 reverse stock split of the Company’s common stock (the “Closing Date”).

b) In advance of the Closing:

(i) The Company and the Holder shall execute this Agreement. Subsequent to the Closing, at a time chosen by the Company in its sole discretion, the Company will issue a stock certificate to the Holder to evidence the Shares.

(ii) The Holder shall deliver to the Company the signed Notice of Debt Satisfaction.

(iii) The exchange of the Shares for the cancellation of the Notes will be effective automatically upon the effectiveness of the above-referenced reverse stock split.

3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY HOLDER: The Holder hereby represents, warrants and agrees as follows:

a) Purchase for Own Account. Holder represents that he is acquiring the Shares solely for his own account and beneficial interest for investment and not for sale or with a view to distribution of the Shares or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

b) Ability to Bear Economic Risk. Holder acknowledges that an investment in the Shares involves a high degree of risk, and represents that he is able, without materially impairing his financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of his investment.

c) Access to Information. The Holder acknowledges that the Holder has been furnished with such financial and other information concerning the Company, the directors and officers of the Company, and the business and proposed business of the Company as the Holder considers necessary in connection with the Holder’s investment in the Shares. As a result, the Holder is thoroughly familiar with the proposed business, operations, properties and financial condition of the Company and has discussed with officers of the Company any questions the Holder may have had with respect thereto. The Holder understands:

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(i) The risks involved in this investment, including the speculative nature of the investment;

(ii) The financial hazards involved in this investment, including the risk of losing the Holder’s entire investment;

(iii) The lack of liquidity and restrictions on transfers of the Shares; and

(iv) The tax consequences of this investment.

The Holder has consulted with the Holder’s own legal, accounting, tax, investment and other advisers with respect to the tax treatment of an investment by the Holder in the Shares and the merits and risks of an investment in the Shares.

d) Shares Part of Private Placement. The Holder has been advised that the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), or qualified under the securities law of any state, on the ground, among others, that no distribution or public offering of the Shares is to be effected and the Shares will be issued by the Company in connection with a transaction that does not involve any public offering within the meaning of section 4(a)(2) of the Act and/or Regulation D as promulgated by the Securities and Exchange Commission under the Act, and under any applicable state blue sky authority. The Holder understands that the Company is relying in part on the Holder’s representations as set forth herein for purposes of claiming such exemptions and that the basis for such exemptions may not be present if, notwithstanding the Holder’s representations, the Holder has in mind merely acquiring the Shares for resale on the occurrence or nonoccurrence of some predetermined event. The Holder has no such intention.

e) Further Limitations on Disposition. Holder further acknowledges that the Shares are restricted securities under Rule 144 of the Act, and, therefore, if the Company, in its sole discretion, chooses to issue any certificates reflecting the ownership interest in the Shares, those certificates will contain a restrictive legend substantially similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

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THESE SECURITIES ARE SUBJECT TO THE TERMS OF A LOCK-UP PROVISION IN THAT CERTAIN SECURITIES EXCHANGE AND COMMON STOCK PURCHASE AGREEMENT AND MAY NOT BE TRANSFERRED, SOLD OR ASSIGNED OTHER THAN AS PERMITTED THEREIN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

Without in any way limiting the representations set forth above, Holder further agrees not to make any disposition of all or any portion of the Shares, unless and until:

(i) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(ii) Holder shall have obtained the consent of the Company and notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws.

Notwithstanding the provisions of subparagraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Holder to a partner (or retired partner) of Holder, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Holders hereunder as long as the consent of the Company is obtained.

f) Accredited Investor Status. The Holder is an accredited investor.

g) Holder Authorization. The Holder, if not an individual, is empowered and duly authorized to enter into this Agreement under any governing document, partnership agreement, trust instrument, pension plan, charter, certificate of incorporation, bylaw provision or the like; this Agreement constitutes a valid and binding agreement of the Holder enforceable against the Holder in accordance with its terms; and the person signing this Agreement on behalf of the Holder is empowered and duly authorized to do so by the governing document or trust instrument, pension plan, charter, certificate of incorporation, bylaw provision, board of directors or stockholder resolution, or the like.

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h) No Backup Withholding. The Social Security Number or taxpayer identification shown in this Agreement is correct, and the Holder is not subject to backup withholding because (i) the Holder has not been notified that he or she is subject to backup withholding as a result of a failure to report all interest and dividends or (ii) the Internal Revenue Service has notified the Holder that he or she is no longer subject to backup withholding.

i) Lockup of Shares. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, during the period beginning on the Closing Date and ending on the twenty four (24) month anniversary thereof (the “Lockup Period”), Holder will not directly or indirectly, (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), any portion of the Shares (collectively the “Lock-Up Securities”), beneficially owned, within the meaning of Rule 13d-3 under the Exchange Act, by such holder on the date hereof or hereafter acquired or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any portion of the Lock-Up Securities, whether or not any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any of the Lock-Up Securities”.

4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY COMPANY: The Company hereby represents, warrants and agrees as follows:

a) Authority of Company. The Company has all requisite authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

b) Authorization. All actions on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder has been taken or will be taken prior to the issuance of the Shares. This Agreement, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The issuance of the Shares will be validly issued, fully paid and nonassessable, will not violate any preemptive rights, rights of first refusal, or any other rights granted by the Company, and will be issued in compliance with all applicable federal and state securities laws, and will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Holder through no action of the Company; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time the transfer is proposed.

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c) Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby shall have been obtained, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

5. INDEMNIFICATION: The Holder hereby agrees to indemnify and defend the Company and its officers and directors and hold them harmless from and against any and all liability, damage, cost or expense incurred on account of or arising out of:

(a) Any breach of or inaccuracy in the Holder’s representations, warranties or agreements herein;

(b) Any disposition of any Shares contrary to any of the Holder’s representations, warranties or agreements herein;

(c) Any action, suit or proceeding based on (i) a claim that any of said representations, warranties or agreements were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company or any director or officer of the Company under the Act, or (ii) any disposition of any Shares.

6. MISCELLANEOUS:

a) Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

b) Governing Law; Venue. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California. The Parties agree that any action brought to enforce the terms of this Agreement will be brought in the appropriate federal or state court having jurisdiction over Orange County, California, United States of America.

c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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e) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent as follows:

If to the Company:	Freeze Tag, Inc. 18062 Irvine Blvd., Suite 103 Tustin, CA 92780 Attn. President Facsimile (714) 210-3851

with a copy to:	Law Offices of Craig V. Butler 300 Spectrum Center Drive, Suite 300 Irvine, CA 92618 Attn: Craig V. Butler, Esq. Facsimile (949) 209-2545

If to Holder:	[Holder Address]

or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other Party hereto.

f) Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Holder.

g) Entire Agreement; Successors. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and no Party shall be liable or bound to the other Party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein. The representations, warranties and agreements contained in this Agreement shall be binding on the Holder’s successors, assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the Company and its directors and officers.

h) Expenses. Each Party shall pay their own expenses in connection with this Agreement. In addition, should either Party commence any action, suit or proceeding to enforce this Agreement or any term or provision hereof, then in addition to any other damages or awards that may be granted to the prevailing Party, the prevailing Party shall be entitled to have and recover from the other Party such prevailing Party’s reasonable attorneys’ fees and costs incurred in connection therewith.

i) Currency. All currency is expressed in U.S. dollars.

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IN WITNESS WHEREOF, the Parties have executed this Securities Exchange and Common Stock Purchase Agreement as of the date first written above.

“Company”		“Holder”

Freeze Tag, Inc.,		[Holder],
a Delaware corporation		an individual

By:	Craig Holland	[Holder]
Its:	Chief Executive Officer

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Exhibit A

Notice of Debt Satisfaction

Exhibit A

Notice of Debt Satisfaction

Pursuant to the terms of that certain Securities Exchange and Common Stock Purchase Agreement (the “Agreement”) by and between [Holder] (the “Holder”) and Freeze Tag, Inc., a Delaware corporation (the “Company”) dated July [__], 2017, the Holder is irrevocably canceling and forfeiting the Notes (as defined in the Agreement), and exchange $[Principal Amount], which is the aggregate principal amount due to the Holder under the Notes, into [Share Amount] shares of common stock of the Company (the “Shares”) according to the conditions set forth in the Agreement. By signing below, the undersigned agrees to forever waive any interest due under the Notes.

If shares are to be issued in the name of a person other than the Holder, the Holder will pay all transfer and other taxes and charges payable with respect thereto.

The Holder acknowledges and agrees that upon receipt of the Shares the total principal under the Notes, and any all interest, will no longer be due and owing to the undersigned under the Notes.

Date of Conversion: _____________________________________________________

Applicable Conversion Price: $0.02/share

[Holder Name]

Signature: _______________________________________________________

[Print Name of Holder and Title of Signer]

Address: _____________________________________________

SSN or EIN: ___________________________________________

  ___________________________________________

Shares are to be registered in the following name:

Name: _____________________________________

Address: ___________________________________

Tel: _______________________________________

Fax: _______________________________________

SSN or EIN: _________________________________

Exhibit A